UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024 (May 15, 2024)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Wilshire Blvd., 12th Floor, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Organizational Board Meetings for both the Company and Royal Business Bank (the “Bank”) held following the 2024 Annual Shareholders Meeting, on May 15, 2024, Ms. Christina Kao was elected to serve as Chair of the Board of Directors. Dr. James Kao, who has served as Chair of the Boards for the past three years, will remain on the Board of Directors of the Company and the Bank.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2024, RBB Bancorp (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”).

At the Annual Meeting, the shareholders of the Company:

●
elected William Bennett, Robert M. Franko, Dr. James W. Kao, Christina Kao, Joyce Wong Lee, Chuang-I (Christopher) Lin, Geraldine Pannu, Scott Polakoff, Frank Wong, and David R. Morris to the board of directors of the Company (the “Board”);

●	approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers;
●	approved, on a non-binding basis, the frequency of shareholder advisory votes on the Company’s named executive offices should be held every year; and
●	ratified the appointment of Crowe LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024.

On March 18, 2024, the record date for the Annual Meeting, there were 18,621,781 shares of Company common stock issued, outstanding and entitled to vote. Shareholders holding 11,960,252 shares of Company common stock participated in the Annual Meeting, in person, by webcast, telephonically or by proxy. The results of the matters voted upon at the 2024 Annual Meeting were as follows:

Proposal 1: Ten nominees were elected to the Board with the following vote counts:

	FOR	WITHHELD	BROKER NON-VOTES
William Bennett	9,959,621	26,309	1,974,322
Robert M. Franko	9,806,497	179,433	1,974,322
Dr. James W. Kao	9,925,987	59,943	1,974,322
Christina Kao	9,793,913	192,017	1,974,322
Joyce Wong Lee	9,928,586	57,344	1,974,322
Chuang-I (Christopher) Lin	9,672,110	313,820	1,974,322
Geraldine Pannu	9,809,098	176,832	1,974,322
Scott Polakoff	9,806,497	179,433	1,974,322
Frank Wong	9,959,624	26,306	1,974,322
David R. Morris	9,928,588	57,342	1,974,322

Proposal 2: The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis, having received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,607,973	374,833	3,124	1,974,322

Proposal 3: The frequency of shareholder advisory votes on the Company’s named executive officers should be held every year was approved, on a non-binding advisory basis, having received the following votes:

FOR 1 YEAR	FOR 2 YEARS	FOR 3 YEARS	ABSTAIN
9,360,257	8,178	616,944	551

Proposal 4: The appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified, having received the following votes:

FOR	AGAINST	ABSTAIN
11,908,859	50,343	1,050

Item 8.01 Other Events.

On May 15, 2024, the Company issued a press release related to the appointment of Ms. Christina Kao as Chair of the Boards of the Company and the Bank effective May 15, 2024, and that Dr. James Kao will remain on the Boards. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: May 16, 2024	By:	/s/ Lynn M. Hopkins
Lynn M. Hopkins
EVP and Chief Financial Officer